Exhibit 99.1
Pinterest Announces Fourth Quarter and Full Year 2025 Results, Delivers 14% Revenue Growth and Record Users
Q4 Revenue of $1,319 million, an increase of 14% on a reported and 13% on a constant currency basis
All-time high of 619 million global monthly active users, an increase of 12%
SAN FRANCISCO, Calif. - February 12, 2026 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter and year ended December 31, 2025.
•Revenue was $1,319 million for Q4 and $4,222 million for 2025, growing 14% and 16%, respectively, year over year. On a constant currency basis, revenue would have grown 13% and 15%, respectively, year over year.
•Global Monthly Active Users (MAUs) increased 12% year over year to 619 million.
•GAAP net income was $277 million for Q4 and $417 million for 2025. Adjusted EBITDA was $542 million and $1,270 million for Q4 and 2025, respectively.
•Net cash provided by operating activities was $391 million for Q4 and $1,284 million for 2025. Free cash flow was $380 million for Q4 and $1,252 million for 2025.
“We delivered a record $4.2 billion in revenue in 2025, up 16% year-over-year, and reached 619 million monthly active users, up 12%,” said Bill Ready, CEO of Pinterest. “Users are at all-time highs and overall engagement continues to grow, with more than 80 billion monthly searches on our platform as we continue to deliver strong innovation in visual search using AI. As we navigate a dynamic environment, we’re laser-focused on execution and transforming our sales and go-to-market efforts so monetization better reflects the valuable commercial intent we see on Pinterest. We’re confident these important changes will make us a stronger company and position us to realize the long-term opportunity ahead.”
Q4 and Full Year 2025 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
Revenue	$1,319,347	$1,154,130	14%	$4,221,767	$3,646,166	16%
Constant currency % growth(1)(2)			13%			15%

Net income	$277,070	$1,847,475	(85)%	$416,855	$1,862,106	(78)%
Net income margin	21%	160%		10%	51%

Non-GAAP net income(2)	$450,516	$385,575	17%	$1,101,272	$900,958	22%

Adjusted EBITDA(2)	$541,500	$470,943	15%	$1,269,976	$1,032,315	23%
Adjusted EBITDA margin(2)	41%	41%		30%	28%

Net cash provided by operating activities	$391,213	$253,995	54%	$1,284,264	$964,594	33%
Free cash flow(2)	$380,368	$250,202	52%	$1,251,889	$939,988	33%

(1) On a constant currency basis, revenue for the three months and year ended December 31, 2025 was $1,305.9 million and $4,205.3 million, respectively, due to favorable impacts of changes in foreign exchange rates of $13.5 million and $16.5 million, respectively.
(2) For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q4 and Full Year 2025 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user (ARPU) based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
Revenue - Global	$1,319	$1,154	14%	$4,222	$3,646	16%
Revenue - U.S. and Canada	$979	$900	9%	$3,173	$2,884	10%
Revenue - Europe	$245	$196	25%	$775	$593	31%
Revenue - Rest of World	$96	$58	64%	$274	$169	62%

MAUs - Global	619	553	12%	619	553	12%
MAUs - U.S. and Canada	105	101	4%	105	101	4%
MAUs - Europe	158	145	9%	158	145	9%
MAUs - Rest of World	356	307	16%	356	307	16%

ARPU - Global	$2.16	$2.12	2%	$7.21	$6.94	4%
ARPU - U.S. and Canada	$9.41	$9.00	4%	$30.84	$29.15	6%
ARPU - Europe	$1.59	$1.38	15%	$5.12	$4.24	21%
ARPU - Rest of World	$0.27	$0.19	42%	$0.83	$0.59	40%

Guidance
For Q1 2026, we expect revenue to be in the range of $951 million to $971 million, representing 11% - 14% growth year over year. Our guidance assumes the impact of foreign exchange to be approximately 3 points of tailwind, based on current spot rates. We expect Q1 2026 Adjusted EBITDA* to be in the range of $166 million to $186 million.
We intend to provide further details on our outlook during the conference call.
_____________
*We have not provided the forward-looking GAAP equivalent for forward-looking Adjusted EBITDA or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense and income taxes. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our fourth quarter and full year 2025 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as "believes," "estimates," "expect," "projects," "may," "will," "can," "intends," "plans," "targets," "forecasts," "anticipates," "looking ahead," "long-term" or and similar expressions, or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, statements about: general economic uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, stress in the banking industry, foreign exchange fluctuations and supply-chain issues; the effect of general economic and political conditions; our financial performance, including revenue, cost and expenses and cash flows; our ability to attract, retain and recover users and maintain and grow their level of engagement; our ability to provide content that is useful and relevant to users' personal taste and interests; our ability to develop successful new products or improve existing ones; our ability to maintain and enhance our brand and reputation; potential harm caused by compromises in security, including our cybersecurity protections and resources and costs required to prevent, detect and remediate potential security breaches; potential harm caused by changes in online application stores or internet search engines' methodologies, particularly search engine optimization methodologies and policies; discontinuation, disruptions or outages in third-party single sign-on access; our ability to compete effectively in our industry; our ability to scale our business, including our monetization efforts; our ability to attract and retain advertisers and scale our revenue model; our ability to attract and retain creators and publishers that create relevant and engaging content; our ability to develop effective products and tools for advertisers, including measurement tools; our ability to expand and monetize our platform internationally; our ability to effectively manage the growth of our business; our ability to continue to use and develop artificial intelligence ("AI") as well as managing the challenges and risks posed by AI; our ability to successfully manage our flexible work model with a more distributed workforce; our ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce the long-term benefits we expect; fluctuations in our operating results; our ability to raise additional capital on favorable terms or at all; our ability to realize anticipated benefits from mergers and acquisitions, joint ventures, strategic partnerships and other investments; our ability to protect our intellectual property; our ability to receive, process, store, use and share data, and compliance with laws and regulations related to data privacy and content; current or potential litigation and regulatory actions involving us; our ability to comply with modified or new laws and regulations applying to our business, and potential harm to our business as a result of those laws and regulations; real or perceived inaccuracies in metrics related to our business; disruption of, degradation in or interference with our use of Amazon Web Services and our infrastructure; our ability to implement our restructuring plan effectively; and our ability to attract and retain personnel. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of February 12, 2026. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, constant currency revenue and free cash flow. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, payroll tax expense related to share-based compensation, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense, payroll tax expense related to share-based compensation, legal settlement expense and non-cash charitable contributions. In addition to these exclusions, we also subtract an assumed provision for income taxes to calculate non-GAAP net income. We calculate the non-GAAP income tax provision using a fixed long-term projected tax rate in order to provide better consistency across reporting periods. The fixed long-term projected tax rate uses a financial projection that excludes the direct impact of our non-GAAP adjustments and eliminates the effects of items that can vary in size and frequency. For 2024 and 2025, we used a long-term projected tax rate of 20%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including significant changes in the geographic earnings mix or changes in tax laws and regulations. We re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We calculate constant currency revenue by translating our current period revenue using the corresponding prior period’s monthly exchange rates for currencies other than the U.S. dollar. We define free cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures. We use these non-GAAP financial measures to evaluate our operating results and for financial and operational decision-making purposes. We believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of non-GAAP financial measures rather than the nearest GAAP equivalents. For example, Adjusted EBITDA excludes: (i) certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future and (ii) share-based compensation expense and payroll tax expense related to share-based compensation, which have been, and will continue to be for the foreseeable future, significant recurring expenses and an important part of our compensation strategy. In addition, constant currency revenue excludes the effect of changes in foreign currency exchange rates, which have an actual effect on our operating results, and free cash flow does not reflect our future contractual commitments arising from purchases of property and equipment.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define an MAU as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs does not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our ARPU metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Andrew Somberg
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$969,342	$1,136,460
Marketable securities	1,497,811	1,376,409
Accounts receivable, net	997,849	893,403
Prepaid expenses and other current assets	90,735	78,435
Total current assets	3,555,737	3,484,707
Property and equipment, net	66,451	45,624
Operating lease right-of-use assets	150,399	85,867
Goodwill and intangible assets, net	106,310	110,103
Deferred tax assets	1,592,153	1,602,539
Other assets	21,082	13,820
Total assets	$5,492,132	$5,342,660
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,810	$84,026
Accrued expenses and other current liabilities	335,663	314,107
Total current liabilities	465,473	398,133
Operating lease liabilities	220,581	151,364
Other liabilities	60,840	42,009
Total liabilities	746,894	591,506
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 584,866 and 593,462 shares issued and outstanding as of December 31, 2025 and 2024, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 79,680 and 82,471 shares issued and outstanding as of December 31, 2025 and 2024, respectively	7	7
Additional paid-in capital	4,612,205	5,039,439
Accumulated other comprehensive income (loss)	4,333	(130)
Retained earnings (accumulated deficit)	128,693	(288,162)
Total stockholders’ equity	4,745,238	4,751,154
Total liabilities and stockholders’ equity	$5,492,132	$5,342,660

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$1,319,347	$1,154,130	$4,221,767	$3,646,166
Costs and expenses:
Cost of revenue	226,917	196,955	841,521	750,355
Research and development	364,905	320,773	1,427,447	1,240,564
Sales and marketing	303,031	271,096	1,166,705	1,011,772
General and administrative	123,320	103,716	466,211	463,658
Total costs and expenses	1,018,173	892,540	3,901,884	3,466,349
Income from operations	301,174	261,590	319,883	179,817
Interest income (expense), net	26,642	28,580	110,493	127,003
Other income (expense), net	(109)	(13,330)	15,514	(19,215)
Income before provision for (benefit from) income taxes	327,707	276,840	445,890	287,605
Provision for (benefit from) income taxes	50,637	(1,570,635)	29,035	(1,574,501)
Net income	$277,070	$1,847,475	$416,855	$1,862,106
Net income per share:
Basic	$0.41	$2.74	$0.62	$2.74
Diluted	$0.41	$2.68	$0.61	$2.67
Weighted-average shares used in computing net income per share:
Basic	667,692	674,880	674,706	678,831
Diluted	677,418	688,226	687,771	698,376

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating activities
Net income	$277,070	$1,847,475	$416,855	$1,862,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,008	6,064	25,151	21,266
Share-based compensation	230,667	198,913	880,463	765,795
Deferred income taxes	46,746	(1,596,467)	10,468	(1,600,434)
Non-cash charitable contributions	—	—	13,495	—
Net amortization of investment premium and discount	(4,456)	(7,893)	(18,092)	(29,017)
Other	(2,597)	(2,544)	7,848	2,320
Changes in assets and liabilities:
Accounts receivable	(198,971)	(217,395)	(104,398)	(128,946)
Prepaid expenses and other assets	1,468	32,776	(3,502)	(17,187)
Operating lease right-of-use assets	9,075	8,350	30,895	32,711
Accounts payable	35,291	(6,105)	42,902	3,828
Accrued expenses and other liabilities	(2,149)	2,016	15,359	91,632
Operating lease liabilities	(6,939)	(11,195)	(33,180)	(39,480)
Net cash provided by operating activities	391,213	253,995	1,284,264	964,594
Investing activities
Purchases of property and equipment	(10,845)	(3,793)	(32,375)	(24,606)
Purchases of marketable securities	(332,498)	(313,456)	(1,566,944)	(1,510,013)
Sales of marketable securities	8,827	12,322	31,475	22,040
Maturities of marketable securities	368,241	336,718	1,433,362	1,291,562
Net cash provided by (used in) investing activities	33,725	31,791	(134,482)	(221,017)
Financing activities
Proceeds from exercise of stock options, net	—	1,867	8,053	22,133
Repurchases of Class A common stock	(502,000)	(100,198)	(927,013)	(600,198)
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(84,722)	(84,735)	(398,982)	(390,254)
Net cash used in financing activities	(586,722)	(183,066)	(1,317,942)	(968,319)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(54)	(1,901)	2,301	(2,569)
Net increase (decrease) in cash, cash equivalents and restricted cash	(161,838)	100,819	(165,859)	(227,311)
Cash, cash equivalents and restricted cash, beginning of period	1,137,200	1,040,402	1,141,221	1,368,532
Cash, cash equivalents and restricted cash, end of period	$975,362	$1,141,221	$975,362	$1,141,221

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Share-based compensation by function:
Cost of revenue	$5,313	$4,168	$19,541	$14,836
Research and development	149,243	127,996	567,571	497,442
Sales and marketing	40,195	33,865	149,565	122,149
General and administrative	35,916	32,884	143,786	131,368
Total share-based compensation	$230,667	$198,913	$880,463	$765,795

Payroll tax expense related to share-based compensation by function:
Cost of revenue	$75	$75	$620	$554
Research and development	2,232	2,702	19,796	19,384
Sales and marketing	892	993	6,369	6,113
General and administrative	452	606	4,199	4,736
Total payroll tax expense related to share-based compensation(1)	$3,651	$4,376	$30,984	$30,787

Amortization of acquired intangible assets by function:
Cost of revenue	$788	$1,508	$4,429	$6,031
Sales and marketing	135	135	540	540
General and administrative	197	197	789	789
Total amortization of acquired intangible assets	$1,120	$1,840	$5,758	$7,360

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$1,018,173	$892,540	$3,901,884	$3,466,349
Share-based compensation	(230,667)	(198,913)	(880,463)	(765,795)
Payroll tax expense related to share-based compensation(1)	(3,651)	(4,376)	(30,984)	(30,787)
Amortization of acquired intangible assets	(1,120)	(1,840)	(5,758)	(7,360)
Legal settlement(2)	—	—	—	(34,650)
Non-cash charitable contributions	—	—	(13,495)	—
Total non-GAAP costs and expenses	$782,735	$687,411	$2,971,184	$2,627,757

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income to Adjusted EBITDA:
Net income	$277,070	$1,847,475	$416,855	$1,862,106
Depreciation and amortization	6,008	6,064	25,151	21,266
Share-based compensation	230,667	198,913	880,463	765,795
Payroll tax expense related to share-based compensation(1)	3,651	4,376	30,984	30,787
Interest (income) expense, net	(26,642)	(28,580)	(110,493)	(127,003)
Other (income) expense, net	109	13,330	(15,514)	19,215
Provision for (benefit from) income taxes(3)	50,637	(1,570,635)	29,035	(1,574,501)
Legal settlement(2)	—	—	—	34,650
Non-cash charitable contributions	—	—	13,495	—
Adjusted EBITDA	$541,500	$470,943	$1,269,976	$1,032,315

Reconciliation of net income to non-GAAP net income:
Net income	$277,070	$1,847,475	$416,855	$1,862,106
Share-based compensation	230,667	198,913	880,463	765,795
Payroll tax expense related to share-based compensation(1)	3,651	4,376	30,984	30,787
Amortization of acquired intangible assets	1,120	1,840	5,758	7,360
Legal settlement(2)	—	—	—	34,650
Non-cash charitable contributions	—	—	13,495	—
Income tax effects and tax adjustments(4)	(61,992)	(1,667,029)	(246,283)	(1,799,740)
Non-GAAP net income	$450,516	$385,575	$1,101,272	$900,958

Basic weighted-average shares used in computing net income (loss) per share	667,692	674,880	674,706	678,831
Weighted-average dilutive securities(5)	9,726	13,346	13,065	19,545
Diluted weighted-average shares used in computing non-GAAP net income per share	677,418	688,226	687,771	698,376
Non-GAAP net income per share	$0.67	$0.56	$1.60	$1.29

(1)We began excluding payroll tax expense related to share-based compensation from Adjusted EBITDA and non-GAAP net income in the fourth quarter of 2024 because these taxes are variable due to our stock price and other factors outside our control and therefore are not reflective of our ongoing business operations or the underlying trends in our business. Accordingly, although payroll tax expense related to share-based compensation is a cash expense that we will continue to incur in the future, we believe excluding this expense provides investors with a better understanding of the performance of our core business and serves as a tool for investors to use in comparing our core business operating results over multiple periods with other companies in our industry.
(2)Includes legal settlement expense of $34.7 million, net of insurance proceeds, relating to allegations concerning the early development of Pinterest, which we have excluded from Adjusted EBITDA and non-GAAP net income in 2024 because it is non-recurring and not reflective of our ongoing business operations or the underlying trends in our business.
(3)Includes a tax benefit of $1,597.0 million related to the release of our valuation allowance on our U.S. federal and state, excluding California, deferred tax assets during the fourth quarter of 2024.
(4)Includes the income tax effect of our non-GAAP adjustments using a long-term projected tax rate of 20% and other tax adjustments. Other tax adjustments include a tax benefit of $1,597.0 million related to the release of our valuation allowance on our U.S. federal and state, excluding California, deferred tax assets during the fourth quarter of 2024.
(5)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of free cash flow
Net cash provided by operating activities	$391,213	$253,995	$1,284,264	$964,594
Less:
Purchases of property and equipment	(10,845)	(3,793)	(32,375)	(24,606)
Free cash flow	$380,368	$250,202	$1,251,889	$939,988